EXHIBIT 99.3

InterCept Inc.

Reconciliations to non-GAAP financial measures

Reconciliation of GAAP Financial Institution Revenue to

Financial Institution Revenue Excluding Customer Reimbursements

	Three Months Ended September 30,
	2003	2002
Total revenues	49,488	45,872
Customer reimbursements	3,100	4,360

	46,388	41,512	11.7%

Reconciliation of GAAP Cash Flows from Operations to Cash Flows from

Operations Excluding Client Payouts

For the Nine Months Ended September 30, 2003
Cash flow from operations	(794)
client payouts	22,328

21,534